                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (form S-8) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of COMPS.COM, Inc. of our reports dated October 8, 1999, September 10, 1999, and September 8, 1999, with the respect to the financial statements of Sendero Investments, Inc., Parramore, Inc. dba The Flick Report, and The Commercial Broker's Network (A Joint Venture Project) included in COMPS.COM, Inc.'s Current Report (form 8-K/A) dated August 27, 1999.

/s/ SPROUSE & WINN, L.L.P.

November 9, 1999
Austin, Texas